UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 5, 2012

THE BON-TON STORES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2801 E. Market Street, York, Pennsylvania 17402

(Address of Principal Executive Offices)

717-757-7660

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events

Expiration and Final Results of Exchange Offer and Consent Solicitation

On July 5, 2012, The Bon-Ton Stores, Inc. (“Bon-Ton”) issued a press release announcing the final results of the exchange offer and consent solicitation (the “Exchange Offer”) by The Bon-Ton Department Stores, Inc. (the “Issuer”), a wholly-owned subsidiary of Bon-Ton, to issue new 10 5/8% second lien senior secured notes due 2017 (the “New Notes”) in exchange for the Issuer’s outstanding 10¼% senior notes due 2014 (the “Old Notes”).

As of the Exchange Offer expiration time, 12:00 midnight, New York City time, on July 3, 2012, a total of approximately $330.0 million principal amount of Old Notes had been tendered in the Exchange Offer, representing approximately 71.1% of the outstanding Old Notes.

At settlement, which is anticipated to occur on July 9, 2012, approximately $330.0 million principal amount of the New Notes will be issued. In addition, the Issuer will enter into a supplemental indenture adopting the proposed amendments to the indenture under which the Old Notes were issued. Holders whose tendered Old Notes are accepted for exchange will also receive accrued and unpaid interest in cash on the exchanged Old Notes through, but not including, the settlement date for the Exchange Offer.

For additional information concerning the foregoing, a copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Report, including the exhibit attached hereto, is furnished solely pursuant to Item 8.01 of this Form 8-K. Consequently, it is not deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press release issued by The Bon-Ton Stores, Inc. on July 5, 2012, announcing the final results of the Exchange Offer and Consent Solicitation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2012

THE BON-TON STORES, INC.

By:	/S/ KEITH E. PLOWMAN
Keith E. Plowman
Executive Vice President and Chief Financial Officer